                                                                    Exhibit 99.1


AEROPOSTALE REPORTS STRONG SECOND QUARTER RESULTS

---Earnings Per Share of $0.07 Versus Loss Per Share of ($0.06) in Prior Year---

                 ---Revenues Increase 44% Versus Prior Year ---


NEW YORK, NEW YORK, AUGUST 21, 2003 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the fiscal second quarter ended August 2, 2003.

Net income for the quarter ended August 2, 2003 was $2.7 million or $0.07 per diluted share versus a net loss of ($2.0) million or ($0.06) per diluted share in the comparable quarter in the prior year. In the comparable quarter last year, the company recorded a $3.9 million non-cash charge related to equity based compensation. Excluding the charge, the company reported $0.01 per diluted share in the 2002 quarter. (See Exhibit D).

Net sales for the quarter increased 44.2% to $129.9 million versus $90.1 million in the comparable period. Comparable sales for the second quarter of fiscal 2003 increased 9.2% compared to an increase of 11.2% in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "We were very pleased with the vitality of our business in the second quarter. Our sales were driven by above-plan results for both new stores and same stores sales. We executed well, utilized inventory effectively, transitioned into fall assortments smoothly, and positioned our company for a successful back-to-school." The company also today updated guidance for the third quarter. For the third quarter, the company is comfortable with current consensus of $0.51 per diluted share.

The company will be holding a conference call today at 4:15 P.M. to review its fiscal 2003 second quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.companyboardroom.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company currently operates 427 stores in 40 states.

SPECIAL NOTE: SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's prospectus dated July 28, 2003 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

EXHIBIT A


                               AEROPOSTALE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       AUGUST 2,    FEBRUARY 1,   AUGUST 3,
                                                          2003         2003         2002
                                                          ----         ----         ----
                                                      (UNAUDITED)       (1)      (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ........................   $   76,222   $   87,475   $    8,818
  Merchandise inventory ............................       91,760       46,645       95,440
  Other current assets .............................       23,812       10,669       16,139
                                                       ----------   ----------   ----------
     Total current assets ..........................      191,794      144,789      120,397
FIXTURES, EQUIPMENT AND IMPROVEMENTS -- Net ........       85,990       69,448       64,162
OTHER ASSETS .......................................        8,781        8,795        8,449
                                                       ----------   ----------   ----------
          TOTAL ASSETS .............................   $  286,565   $  223,032   $  193,008
                                                       ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving credit facility ........................   $       --   $       --   $   16,983
  Accounts payable .................................       59,159       17,954       25,712
  Accrued expenses .................................       35,262       40,044       22,608
                                                       ----------   ----------   ----------
     Total current liabilities .....................       94,421       57,998       65,303

OTHER NONCURRENT LIABILITIES                               45,548       37,075       33,700

I. COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock -- par value, $0.01 per share;
200,000 shares authorized, 37,054, 35,306 and
34,997 shares issued and outstanding ...............          371          353          350
  Additional paid-in capital .......................       55,422       41,657       40,382
  Retained earnings ................................       90,803       85,949       53,273
                                                       ----------   ----------   ----------
     Total stockholders' equity ....................      146,596      127,959       94,005
                                                       ----------   ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........   $  286,565   $  223,032   $  193,008
                                                       ==========   ==========   ==========

Note (1) Balance sheet derived from audited consolidated financial statements

EXHIBIT B


                               AEROPOSTALE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                           13 WEEKS ENDED         13 WEEKS ENDED
                                                           AUGUST 2, 2003         AUGUST 3, 2002

                                                                   % OF SALES              % SALES
NET SALES............................................   $129,944     100.0%     $ 90,141    100.0%
COST OF SALES........................................     94,362      72.6        66,047     73.3
                                                        --------     -----      --------    -----
GROSS PROFIT.........................................     35,582      27.4        24,094     26.7
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........     31,342      24.1        27,410     30.4
                                                        --------     -----      --------    -----
INCOME (LOSS) FROM OPERATIONS........................      4,240       3.3        (3,316)    (3.7)
INTEREST (INCOME) -- Net ............................       (253)     (0.2)          (19)      --
                                                        --------     -----      --------    -----
INCOME (LOSS) BEFORE INCOME TAXES....................      4,493       3.5        (3,297)    (3.7)
PROVISION (BENEFIT) FOR INCOME TAXES.................      1,751       1.3        (1,319)    (1.5)
                                                        --------     -----      --------    -----
NET INCOME (LOSS)....................................   $  2,742       2.1%     $ (1,978)    (2.2)%
                                                        ========                ========
BASIC NET INCOME (LOSS) PER COMMON SHARE                $   0.08                $  (0.06)
                                                        ========                ========
DILUTED NET INCOME (LOSS) PER COMMON SHARE              $   0.07                $  (0.06)
                                                        ========                ========

Basic weighted average shares outstanding............     36,027                  34,568
Diluted weighted average shares outstanding..........     38,763                  38,133

STORE DATA:

Comparable store sales                                     9.2%                   11.2%

Stores open at end of period                               427                     335

Total gross square footage at end of period             1,498,920               1,165,445

EXHIBIT C


                               AEROPOSTALE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                           26 WEEKS ENDED         26 WEEKS ENDED
                                                           AUGUST 2, 2003         AUGUST 3, 2002

                                                                    % OF SALES              % SALES
NET SALES............................................   $242,155      100.0%    $175,271     100.0%
COST OF SALES........................................    176,323       72.8      127,028      72.5
                                                        --------      -----     --------     -----
GROSS PROFIT.........................................     65,832       27.2       48,243      27.5
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........     58,309       24.1       50,623      28.9
                                                        --------      -----     --------     -----
INCOME (LOSS) FROM OPERATIONS........................      7,523        3.1       (2,380)     (1.4)
INTEREST (INCOME) -- Net ............................       (434)      (0.2)         (69)       --
                                                        --------      -----     --------     -----
INCOME (LOSS) BEFORE INCOME TAXES....................      7,957        3.3       (2,311)     (1.3)
PROVISION (BENEFIT) FOR INCOME TAXES.................      3,103        1.3         (925)     (0.5)
                                                        --------      -----     --------     -----
NET INCOME (LOSS)....................................   $  4,854        2.0%    $ (1,386)     (0.8)%
                                                        ========                ========
BASIC NET INCOME (LOSS) PER COMMON SHARE                $   0.14                $  (0.05)
                                                        ========                ========
DILUTED NET INCOME (LOSS) PER COMMON SHARE              $   0.13                $  (0.05)
                                                        ========                ========

Basic weighted average shares outstanding............     35,724                  33,610
Diluted weighted average shares outstanding..........     38,617                  37,293

STORE DATA:

Comparable store sales                                     5.5%                    16.4%

Stores open at end of period                               427                     335

Total gross square footage at end of period             1,498,920               1,165,445

EXHIBIT D: The following adjusted condensed consolidated statements of operations for the 13 weeks and 26 weeks ended August 3, 2002 exclude equity based compensation of $3.9 million and $4.5 million, respectively.

            ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATE)
                                  (UNAUDITED)

                                    13 WEEKS ENDED           26 WEEKS ENDED
                                    --------------           --------------
                                  AUGUST 2,  AUGUST 3,    AUGUST 2,  AUGUST 3,
                                    2003       2002         2003       2002
                                    ----       ----         ----       ----
NET INCOME (LOSS)                 $  2,742   $ (1,978)    $  4,854   $ (1,386)
Equity based compensation               --      3,853           --      4,473
Income tax effect (a)                   --     (1,541)          --     (1,789)
                                  --------   --------     --------   --------
ADJUSTED NET INCOME               $  2,742   $    334     $  4,854   $  1,298
                                  ========   ========     ========   ========
ADJUSTED NET INCOME PER SHARE     $   0.07   $   0.01     $   0.13   $   0.03
                                  ========   ========     ========   ========


(a) Assumes a tax rate of 40%